EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-141344, 33-67114 and 333-17695 of AMREP Corporation on Form S-8 and in Registration Statement No. 333-141861 of AMREP Corporation on Form S-3 of our report dated July 29, 2015, relating to our audit of the consolidated financial statements appearing in the Annual Report on Form 10-K of AMREP Corporation for the year ended April 30, 2015.

/s/ McGladrey LLP

Des Moines, Iowa

July 29, 2015